EXHIBIT 10.1
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                               AGI Partners, Inc.
              419 Park Avenue South, Suite 1302, New York, NY 10016
                      Phone: 212-684-2111 Fax: 212-481-3122



                          BUSINESS CONSULTING AGREEMENT

     AGREEMENT, made and entered into on March 30, 2004, by and between AGI Partners, Inc. ("AGI"), a New York Corporation, with offices located at 419 Park Avenue South, Suite 1302, New York, NY 10016 and Nevada Holding Group, Inc. ("NVHG"), a Nevada Corporation, with offices located at 419 Park Avenue South, Suite 1302, New York, NY 10016. WITNESSETH:

WHEREAS, AGI is a Consulting Company providing various services to Private and Public Companies; and

WHEREAS, NVHG desires to retain AGI for the services listed below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, AGI and NVHG hereby agree as follows:

     1. Services. Subject to the terms and conditions herein contained, AGI shall provide the following services for NVHG: [Editor's note: all possible services]

          a.   A New York City headquarters;
          b.   Consultation   and   advisory   services   relating  to  business
               management;
          c.   Preparation of a business plan;
          d.   Bookkeeping services;
          e. Basic corporate maintenance including preparation of certificate of incorporation, amendments to the certificate of incorporation, board minutes and board resolutions;
          f. Assistance in upgrading NVHG's public listing on the Pink Sheets and the Bulletin Board;
          g.   Coordination with transfer agent for stock issuance;
          h. Assistance in preparation of SEC documentation for NVHG including "Q's" and "K's";
          i.   Recommendation and preparation of all press releases;
          j. Preparation of NVHG's financials in coordination with auditors and accounts; and

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          k.   Coordination with independent  investment  analysts in initiating research coverage of NVHG, Inc. stock.

     2. Payment. In consideration for the services of AGI to be provided hereunder, NVHG agrees to:

          a. Issue to Exus Global, Inc. (AGI Parent Corporation) 3,000,000 shares of restricted stock with registration rights of NVHG, Inc.; and

               b. Grant Exus Global, Inc. an option to purchase an additional 3,000,000 s hares of restricted stock with registration rights of NVHG, Inc. at $.025 per share. The options described in this subsection are not subject to any reverse split by NVHG, Inc.

     3. Expenses. NVHG shall reimburse AGI for all pre-approved travel and other expenses incurred by it in rendering services hereunder, including any expenses incurred by consultants when such consultants are temporarily located outside of the metropolitan New York, area for the purpose of rendering services to or for the benefit of NVHG pursuant to this Agreement. AGI shall provide receipts and vouchers to NVHG for all expenses for which reimbursement is claimed.

     4. Personnel. AGI shall be an independent contractor and no personnel utilized by AGI in providing services hereunder shall be deemed an employee of NVHG. Moreover, neither AGI nor any such person shall be empowered hereunder to act on behalf of NVHG. AG! shall have the sole and exclusive responsibility and liability for making all reports and contributions, withholdings, payments and taxes to be collected, withheld, made and paid with respect to persons providing services to be performed hereunder on behalf of NVHG, whether pursuant to any social security, unemployment insurance, worker's compensation law or other federal, state or local law now in force and effect or hereafter enacted.

     5. Terms and Termination. This Agreement shall be effective from March 30, 2004 and shall continue in effect for a period of twenty-four thereafter. This Agreement may be renewed for a provisional two-year period thereafter, upon mutual agreement of the parties.

     6. Non-Assignability. The rights, obligations, and benefits established by this Agreement shall not be assignable by either party hereto.

     7. Change of Ownership. Upon any change in controlling ownership of NVHG to a party other than the current controlling shareholder, Henry Val, NVHG shall notify AGI within 30 days. If there is a change in controlling ownership of NVHG to a party other than the current controlling shareholder, Henry Vat, then AGI shall have the right to terminate performance of services under the terms of this Agreement.

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     8.   Confidentiality.  Neither  AGI  nor  any  of  its  consultants,  other
          employees,   officers,   or  directors  shall  disclose  knowledge  or
          information concerning the confidential affairs of

          NVHG with respect to NVHG's business or finances that was obtained in the course of performing services provided for herein.

     9. Limited Liability. Neither AGI nor any of its consultants, other employees, officers or directors shall be liable for consequential or incidental damages of any kind to NVHG that may arise out of or in connection with any services performed by AGI hereunder.

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof or actual domicile of the parties.

     11. Notice. Notice hereunder shall be in writing and shall be deemed to have been given at the time when deposited for mailing with the United States Postal Service enclosed in a registered or certified postpaid envelope addressed to the respective party at the address of such party first above written or at such other address as such party may fix by notice given pursuant to this paragraph.

     12. No other Agreements. This Agreement supersedes all prior understandings, written or oral, and constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof. No waiver, modification or termination of this Agreement shall be valid unless in writing signed by the parties hereto.


IN WITNESS WHEREOF, NVHG and AGI have dully executed this Agreement as of the day and year first above written.



NVHG, Inc.                                    AGI Partners Inc.

By:  s/Henry Val                              By:  s/Isaac Sutton
   --------------------------------              ------------------------------
Henry Val                                     Isaac Sutton
CEO                                           CEO